Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	82-0100790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

263 SHUMAN BOULEVARD NAPERVILLE, ILLINOIS	60563
(Address of principal executive offices)	(Zip code)

OFFICEMAX SAVINGS PLAN

(Full title of the plan)

SUSAN WAGNER-FLEMING

SENIOR VICE PRESIDENT, CORPORATE SECRETARY, AND ASSOCIATE GENERAL COUNSEL

OFFICEMAX INCORPORATED

263 SHUMAN BOULEVARD

NAPERVILLE, ILLINOIS 60563

(630) 438-7800

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $2.50 per share	2,000,000	$14.95 (2)	$29,900,000 (2)	$3,851.12 (2)

(1)	The shares of common stock being registered will be issued in connection with the OfficeMax Savings Plan (the “Plan”). This registration statement also covers an indeterminate number of shares of common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the Plan, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The aggregate offering price and registration fee have been calculated in accordance with Rule 457(h) under the Securities Act. The computation is based on the average of the high and low sale price of the common stock as reported on the New York Stock Exchange on October 23, 2013.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 and Rule 429, OfficeMax Incorporated (the “Company”), a Delaware corporation, is filing this registration statement for the purpose of registering an additional 2,000,000 shares of our common stock, which may be issued upon the redemption, at the option of the Company, of the Company’s outstanding Series D Preferred Stock held under the OfficeMax Savings Plan (the “Plan”), in accordance with the terms of the related Certificate of Designation of Convertible Preferred Stock, Series D of Boise Cascade Corporation. The contents of the prior registration statements (File Nos. 033-28595 and 333-113648) pertaining to shares issuable under the Plan are incorporated herein by reference.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	OfficeMax Savings Plan (as Amended and Restated effective as of January 1, 2009). Filed as Exhibit 4.1 to the Company’s Post-Effective Amendment to Form S-8 filed with the Securities and Exchange Commission on October 26, 2010.

5.1	Opinion of Susan Wagner-Fleming, Senior Vice President, Secretary and Associate General Counsel of the Company.

23.1	Consent of Susan Wagner-Fleming, Senior Vice President, Secretary and Associate General Counsel of the Company (included in Exhibit 5.1).

23.2	Consent of independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, OfficeMax Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on this 28th day of October, 2013.

OfficeMax Incorporated

By:	/s/ Ravichandra Saligram
Ravichandra Saligram
President and Chief Executive Officer

Dated: October 28, 2013

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, on behalf of the registrant and in the capacities indicated, on October 28, 2013.

Signature	Capacity

(i) Principal Executive Officer:

/s/ Ravichandra Saligram	President and Chief Executive Officer
Ravichandra Saligram

(ii) Principal Financial and Accounting Officer

/s/ Deborah A. O’Connor	Interim Chief Financial Officer, Senior Vice President, Finance and Chief Accounting Officer
Deborah A. O’Connor

(iii) Directors:

/s/ Warren F. Bryant	/s/ V. James Marino
Warren F. Bryant	V. James Marino

/s/ Joseph M. DePinto	/s/ William J. Montgoris
Joseph M. DePinto	William J. Montgoris

/s/ Rakesh Gangwal	/s/ Ravichandra Saligram
Rakesh Gangwal	Ravichandra Saligram

/s/ Francesca Ruiz de Luzuriaga	/s/ David M. Szymanski
Francesca Ruiz de Luzuriaga	David M. Szymanski

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

4.1	OfficeMax Savings Plan (as Amended and Restated effective as of January 1, 2009). Filed as Exhibit 4.1 to the Company’s Post-Effective Amendment to Form S-8 filed with the Securities and Exchange Commission on October 26, 2010.

5.1	Opinion of Susan Wagner-Fleming, Senior Vice President, Secretary and Associate General Counsel of the Company.

23.1	Consent of Susan Wagner-Fleming, Senior Vice President, Secretary and Associate General Counsel of the Company (included in Exhibit 5.1).

23.2	Consent of independent registered public accounting firm.